Post-Qualification Amendment No. 1

File No. 024-10671

PART II

OFFERING CIRCULAR

 Groundfloor Real Estate 1, LLC

Eleven Series of Limited Recourse Obligations

Totaling $2,215,780

Dated: May 12, 2017

This Post-Qualification Amendment No. 1 (this “PQA”) amends the offering circular of Groundfloor Real Estate 1, LLC, dated April 14, 2017, as qualified on May 5, 2017, as may be amended and supplemented from time to time (the “Offering Circular”), to add additional securities to be offered pursuant to the Offering Circular. Unless otherwise defined below, capitalized terms used herein shall have the same meanings as set forth in the Offering Circular. See “Incorporation by Reference of Offering Circular” below.

This PQA relates to the offer and sale of up to an additional $2,215,780 in aggregate amount of Limited Recourse Obligations (the “LROs”) consisting of 11 separate series of LROs to be issued by Groundfloor Real Estate 1, LLC (the “Company,” “GRE 1,” “we,” “us,” or “our”).

We make LROs available for investment on a web-based investment platform www.groundfloor.com (the “Groundfloor Platform”) owned and operated by Groundfloor Finance Inc. (“Groundfloor” or “Groundfloor Finance”). We operate out of the same offices as Groundfloor Finance. Our principal offices are located at 75 Fifth Street, NW, Suite 2170, Atlanta, GA 30308. The phone number for these offices is (404) 850-9225.  Our mailing address is PO Box 79346, Atlanta, GA 30357.

We will issue the LROs in distinct series, each corresponding to a real estate development project (each, a “Project”) financed by a commercial loan from GRE 1 (each, a “Loan”). The borrower for each Project is a legal entity (the “Borrower”) that owns the underlying property and has been organized by one or more individuals (each, a “Principal”) that own and operate the Borrower.

The LROs will be unsecured special, limited obligations of GRE 1. The LROs are not listed on any national securities exchange or on the over-the-counter inter-dealer quotation system. There is no market for the LROs. Our obligation to make payments on a LRO is limited to an amount equal to each holder’s pro rata share of amount of payments, if any, actually received on the corresponding Loan, net of certain fees and expenses retained by us. See the sections titled “General Terms of the LROs,” “The LROS Covered by this Offering Circular,” and “Project Summaries” of the Offering Circular, as amended hereby, for the specific terms of the LROs covered by this PQA.

We do not guarantee payment of the LROs in the amount or on the time frame expected. The LROs are not obligations of the Borrowers or their Principals, and we do not guarantee payment on the corresponding Loans. We have the authority to modify the terms of the corresponding Loans which could, in certain circumstances, reduce (or eliminate) the expected return on your investment. See the section titled “General Terms of the LROs—Administration, Service, Collection, and Enforcement of Loan Documents” of the Offering Circular.

The LROs are speculative securities. Investment in the LROs involves significant risk, and you may be required to hold your investment for an indefinite period of time. You should purchase these securities only if you can afford a complete loss of your investment. See the “Risk Factors” section on page 11 of the Offering Circular.

We will commence the offering of each series of LROs promptly after the date this PQA is qualified by posting on the Groundfloor Platform a separate landing page corresponding to each particular Loan and Project (each, a “Project Summary”). The offering of each series of LROs covered by this PQA will remain open until the earlier of (1) 30 days, unless extended, or (2) the date the offering of a particular series of LROs is fully subscribed with irrevocable funding commitments (the “Offering Period”); however, we may extend the Offering Period for a particular series of LROs in our sole discretion (with notice to potential investors) up to a maximum of 45 days. We will notify investors who have previously committed funds to purchase such series of LROs of any such extension by email and will post a notice of the extension on the corresponding Project Summary on the Groundfloor Platform.

This Offering is being conducted on a “best-efforts” basis, which means that the officers of our sole member and manager, Groundfloor Finance, will use their commercially reasonable best efforts in an attempt to sell the LROs. Such officers will not receive any commission or any other remuneration for these sales. In offering the LROs on our behalf, the officers will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended.

The LROs offered hereby may only be purchased by investors residing in California, Georgia, Illinois, Maryland, Massachusetts, Texas, Virginia, Washington, and the District of Columbia. We may also offer or sell LROs in other states by qualifying an offering statement covering the LROs in those states or in reliance on exemptions from registration requirements of the laws of those states. The Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sales of these securities in any state in which such offer, solicitation, or sale would be unlawful, prior to registration or qualification under the laws of any such state. In addition, the LROs are offered only to investors who meet certain financial suitability requirements. See the section titled “Investor Suitability Requirements” of the Offering Circular.

NO FEDERAL OR STATE SECURITIES COMMISSION HAS APPROVED, DISAPPROVED, ENDORSED, OR RECOMMENDED THIS OFFERING. YOU SHOULD MAKE AN INDEPENDENT DECISION WHETHER THIS OFFERING MEETS YOUR INVESTMENT OBJECTIVES AND FINANCIAL RISK TOLERANCE LEVEL. NO INDEPENDENT PERSON HAS CONFIRMED THE ACCURACY OR TRUTHFULNESS OF THIS DISCLOSURE, NOR WHETHER IT IS COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS ILLEGAL.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION.

	Offering price to the public	Underwriting discounts and commissions	Proceeds to issuer(1)(2)	Proceeds to other persons
Per Unit	$10.00	N/A	$10.00	N/A
Total Minimum	$100,000	N/A	$100,000	N/A
Total Maximum	$2,215,780	N/A	$2,215,780	N/A

(1) We estimate all expenses for this Offering to be approximately $4,500, which will not be financed with the proceeds of the Offering.

(2) Assumes no promotions or discounts applied to any offerings covered by this PQA.

Incorporation by Reference of Offering Circular

The Offering Circular, including this PQA, is part of an offering statement (File No. 024-10671) that we filed with the Securities and Exchange Commission. We hereby incorporate by reference into this PQA all of the information contained in the following:

1.	Part II of the Offering Circular, including the Financial Statements beginning on page F-1 thereof and the form of LRO Agreement beginning on page LRO-1 thereof, to the extent not otherwise modified or replaced by offering circular supplement and/or post-qualification amendment; and

2.	Offering Circular Supplement No. 1 to the Offering Circular.

Note that any statement that we make in this PQA (or have made in the Offering Circular) will be modified or superseded by any inconsistent statement made by us in a subsequent offering circular supplement or post-qualification amendment.

The LROs Covered by the Offering Circular and Use of Proceeds

The following disclosure is added under the tables in the sections titled “The LROs Covered by this Offering Circular” and “Use of Proceeds” on pages 99 and 100, respectively, of the Offering Circular:

The table below lists the additional Projects covered by this PQA for which we are offering separate series of LROs. Each series of LROs is denominated by the corresponding Project’s name.

Series of LROs/Project	Aggregate Purchase Amount/Loan Principal
10962 South Church Street, Chicago, IL 60643	$100,000
546 West Ronald Drive, Addison, IL 60101	118,490
13 Cross Street, Pepperell, MA 01463	153,360
9301 Sturgis Street, Norfolk, VA 23503	158,970
4389 Lucas Avenue, Las Vegas, NV 89120	180,750
1200 Amherst Avenue, Fredericksburg, VA 22405	182,930
3095 Semmes Street, East Point, GA 30344	185,570
7391 Goodner Mountain Road, Pinson, AL 35126	220,520
1501 Jones Avenue Northeast, Renton, WA 98056	284,750
1241 Annapolis Way, Grayson, GA 30017	303,210
2612 Lafayette Avenue, Winter Park, FL 32789	327,230
Total	$2,215,780

Project Summaries

Each Project Summary attached below is included in the Offering Circular following page PS-13.

1

PROJECT SUMMARIES FOR PQA NO. 1

PROJECT SUMMARY | 10962 SOUTH CHURCH STREET, CHICAGO, IL 60643

B



Rate	Projected Term	Loan to ARV	Loan Amount	Investors
8.5%	12 months	45.5%	$100,000	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Renovation	First Lien	$100,000	Balloon payment - principal and interest returned on repayment / due at maturity.

BORROWER

MTAG ESTATES, INC.
Michael Brown - principal

Click here to view the LRO Agreement

FINANCIAL OVERVIEW



After Repair Value (ARV)
$220,000
$111,800
Total Project Costs
$108,200
GROUNDFLOOR
$100,000
$8,200
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$14,200	Loan To ARV	45.5%
Purchase Date	10/09/2015	Loan To Total Project Cost	92.4%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)

Factor	Score	Max
Loan To ARV Score	6	10
Quality of Valuation Report	4	4
Skin-in-the-Game	1	10
Location	4	8
Borrower Experience	5	5
Borrower Commitment	1	1

VALUATION REPORTS

As Complete (ARV)
$220,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



View larger map
Some Place Else
FAATIMA CITGO
W 111th St
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Address: 10962 SOUTH CHURCH STREET, CHICAGO, IL 60643

The Borrower intends to use the loan proceeds to complete a renovation to the property. Upon completion, the Borrower intends to sell the property to repay our loan.

Click here to view the LRO Agreement

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- The Borrower was advanced the money it needed to begin renovation of this property on March 29, 2017 by Groundfloor Finance Inc. ("Groundfloor") or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property. If this offering is fully subscribed, the property will be assigned to Groundfloor Real Estate 1, LLC ("GRE 1," the "Company," "we," "us," or "our") and Groundfloor (as GRE 1's agent) will continue to administer and service the loan as further described in the Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- The property was purchased for $14,200. The Borrower intends to use $6,000 of the proceeds from our loan to offset that amount of the purchase price of the property. Therefore, the Borrower is only receiving a "Skin-in-the-Game" score for the remaining $8,200 that is tied up in the project after completion of our loan.
- The Borrower has only undertaken one project in the past, and has not sold it yet. As such, the Borrower's average revenue, costs, and margins cannot be calculated.
- Please consult the Offering Circular. for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- We generally charge borrowers an origination fee (which typically ranges between 2% and 6% of the principal loan amount) and a servicing fee (which typically ranges between 0.5% and 2%) for our services.
- We do not take a "spread" on any part of the interest payments.
- Borrowers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, we will charge a penalty of up to 2% for any extension made to the Borrower. See "Fees and Related Expenses" in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No.1 to the Groundfloor Real Estate 1, LLC Offering Circular dated April 14, 2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWER'S REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

MTAG ESTATES, INC.

DATE OF FORMATION ★
02/02/2017

FINANCIAL DATA
Reporting date: 03/31/17

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$25K	$0	1	0

PROJECTS / REVENUE
Reporting period: 2016

Completed Projects	Revenue	Gross Margin %
0	$0	0.0%

PRINCIPAL
Michael Brown

FOCUS
Fix & Flip

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
0	0	N/A

HISTORICAL AVERAGES
Reporting period: three years ending 2016

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
15	$110K	6 months	$65K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PROJECT SUMMARY | 546 WEST RONALD DRIVE, ADDISON, IL 60101

B



Rate	Projected Term	Loan to ARV	Loan Amount	Investors
8.5%	12 months	52.7%	$118,490	0

BORROWER

America Investment Corp.
Mary Martinez - principal

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Acquisition & Renovation	First Lien	$118,490	Balloon payment - principal and interest returned on repayment / due at maturity.

Click here to view the LRO Agreement

FINANCIAL OVERVIEW



After Repair Value (ARV)
$225,000
$93,740
Total Project Costs
$131,260
GROUNDFLOOR
$118,490
$12,770
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$97,000	Loan To ARV	52.7%
Purchase Date	04/28/2017	Loan To Total Project Cost	90.3%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)

Factor	Score	Max
Loan To ARV Score	5	10
Quality of Valuation Report	3	4
Skin-in-the-Game	2	10
Location	4	8
Borrower Experience	5	5
Borrower Commitment	1	1

VALUATION REPORTS

As Complete (ARV)
$225,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



View larger map
W Eggerding Dr
Tamera Heights Park
546 West Ronald Drive
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Address: 546 WEST RONALD DRIVE, ADDISON, IL 60101

The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower intends to sell the property to repay our loan.

Click here to view the LRO Agreement

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- The Borrower was advanced the money it needed to purchase this property on April 28, 2017 by Groundfloor Finance Inc. ("Groundfloor") or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property. If this offering is fully subscribed, the property will be assigned to Groundfloor Real Estate 1, LLC ("GRE 1," the "Company," "we," "us," or "our") and Groundfloor (as GRE 1's agent) will continue to administer and service the loan as further described in the Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- Please consult the Offering Circular. for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- We generally charge borrowers an origination fee (which typically ranges between 2% and 6% of the principal loan amount) and a servicing fee (which typically ranges between 0.5% and 2%) for our services.
- We do not take a "spread" on any part of the interest payments.
- Borrowers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, we will charge a penalty of up to 2% for any extension made to the Borrower. See "Fees and Related Expenses" in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No.1 to the Groundfloor Real Estate 1, LLC Offering Circular dated April 14, 2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWER'S REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

AMERICA INVESTMENT CORP.

DATE OF FORMATION ★
12/08/2010

FINANCIAL DATA — Reporting date: 03/31/17

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$1.6M	$586K	0	0

PROJECTS / REVENUE — Reporting period: 2016

Completed Projects	Revenue	Gross Margin %
7	$4M	37.5%

PRINCIPAL
Mary Martinez

FOCUS
Fix & Flip

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
0	0	N/A

HISTORICAL AVERAGES — Reporting period: three years ending 2016

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
15	$120K	3 months	$175K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PROJECT SUMMARY | 13 CROSS STREET, PEPPERELL, MA 01463

C



BORROWER

Own A Home, LLC
Mark Rood - principal

Rate	Projected Term	Loan to ARV	Loan Amount	Investors
11%	12 months	62.0%	$153,360	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Acquisition & Renovation	First Lien	$153,360	Balloon payment - principal and interest returned on repayment / due at maturity.

Click here to view the LRO Agreement

FINANCIAL OVERVIEW



After Repair Value (ARV)
$247,520
$67,909
Total Project Costs
$179,611
GROUNDFLOOR
$153,360
$26,251
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$129,900	Loan To ARV	62.0%
Purchase Date	04/21/2017	Loan To Total Project Cost	85.4%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)

Factor	Score	Max
Loan To ARV Score	4	10
Quality of Valuation Report	4	4
Skin-in-the-Game	2	10
Location	4	8
Borrower Experience	3	5
Borrower Commitment	1	1

VALUATION REPORTS

As Complete (ARV)
$247,520

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



View larger map
13 Cross Street
Pepperell
Tucker St
Varnum Brook
Chapel Pl
Cottage St
Main St
Google
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Address: 13 CROSS STREET, PEPPERELL, MA 01463

The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower intends to sell the property to repay our loan.

Click here to view the LRO Agreement

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- The Borrower was advanced the money it needed to purchase this property on April 21, 2017 by Groundfloor Finance Inc. ("Groundfloor") or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property. If this offering is fully subscribed, the property will be assigned to Groundfloor Real Estate 1, LLC("GRE 1," the "Company," "we," "us," or "our") and Groundfloor (as GRE 1's agent) will continue to administer and service the loan as further described in the Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- The Borrower is a new entity and does not have any assets or operating history.
- Please consult the Offering Circular. for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- We generally charge borrowers an origination fee (which typically ranges between 2% and 6% of the principal loan amount) and a servicing fee (which typically ranges between 0.5% and 2%) for our services.
- We do not take a "spread" on any part of the interest payments.
- Borrowers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, we will charge a penalty of up to 2% for any extension made to the Borrower. See "Fees and Related Expenses" in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No.1 to the Groundfloor Real Estate 1, LLC Offering Circular dated April 14, 2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWER'S REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

OWN A HOME, LLC

DATE OF FORMATION ★
02/16/2017

FINANCIAL DATA
Reporting date: 03/31/17

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$0	$0	0	N/A

PROJECTS / REVENUE
Reporting period: 2016

Completed Projects	Revenue	Gross Margin %
0	$0	N/A

PRINCIPAL

Mark Rood

FOCUS
Fix & Flip

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
0	0	N/A

HISTORICAL AVERAGES
Reporting period: three years ending 2016

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
1	$155K	5 months	$130K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PROJECT SUMMARY | 9301 STURGIS STREET, NORFOLK, VA 23503

C



Rate	Projected Term	Loan to ARV	Loan Amount	Investors
11%	12 months	69.1%	$158,970	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Acquisition & Renovation	First Lien	$158,970	Balloon payment - principal and interest returned on repayment / due at maturity.

BORROWER

Blessed2bless, LLC
Cynthia Garrett - principal

Click here to view the LRO Agreement

FINANCIAL OVERVIEW



After Repair Value (ARV)
$230,000
$47,230
Total Project Costs
$182,770
GROUNDFLOOR
$158,970
$23,800
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$120,000	Loan To ARV	69.1%
Purchase Date	04/13/2017	Loan To Total Project Cost	87.0%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)

Factor	Score	Max
Loan To ARV Score	4	10
Quality of Valuation Report	4	4
Skin-in-the-Game	2	10
Location	4	8
Borrower Experience	5	5
Borrower Commitment	1	1

VALUATION REPORTS

As Complete (ARV)
$230,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



View larger map
9301 Sturgis Street
Bay View Elementary
Dune St
Earl St
Morris St
Alfred Ln
Willow Terrace
E Bayview Blvd
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Address: 9301 STURGIS STREET, NORFOLK, VA 23503

The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower intends to sell the property to repay our loan.

Click here to view the LRO Agreement

PROPERTY PHOTOS



9301

MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- The Borrower was advanced the money it needed to begin renovation of this property on April 13, 2017 by Groundfloor Finance Inc. ("Groundfloor") or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property. If this offering is fully subscribed, the property will be assigned to Groundfloor Real Estate 1, LLC ("GRE 1," the "Company," "we," "us," or "our") and Groundfloor (as GRE 1's agent) will continue to administer and service the loan as further described in the Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- The Borrower has not undertaken any projects since its inception. As such, the Borrower does not have any Financial Data or Projects/Revenue to report for the applicable reporting periods.
- Please consult the Offering Circular. for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- We generally charge borrowers an origination fee (which typically ranges between 2% and 6% of the principal loan amount) and a servicing fee (which typically ranges between 0.5% and 2%) for our services.
- We do not take a "spread" on any part of the interest payments.
- Borrowers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, we will charge a penalty of up to 2% for any extension made to the Borrower. See "Fees and Related Expenses" in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No.1 to the Groundfloor Real Estate 1, LLC Offering Circular dated April 14, 2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWER'S REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

BLESSED2BLESS, LLC

DATE OF FORMATION ★
01/27/2016

FINANCIAL DATA
Reporting date: 03/31/17

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$0	$0	0	0

PROJECTS / REVENUE
Reporting period: 2016

Completed Projects	Revenue	Gross Margin %
0	$0	N/A

PRINCIPAL
Cynthia Garrett

FOCUS
Fix & Flip

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
0	0	N/A

HISTORICAL AVERAGES
Reporting period: three years ending 2016

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
3	$187K	4 months	$153K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PROJECT SUMMARY | 4389 LUCAS AVENUE, LAS VEGAS, NV 89120

D



Rate	Projected Term	Loan to ARV	Loan Amount	Investors
14%	9 months	68.2%	$180,750	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Acquisition & Renovation	First Lien	$180,750	Balloon payment - principal and interest returned on repayment / due at maturity.

BORROWER

McCandless Service Company Inc.
Tonia McCandless - principal

Click here to view the LRO Agreement

FINANCIAL OVERVIEW



After Repair Value (ARV)
$265,000
$53,311
Total Project Costs
$211,689
GROUNDFLOOR
$180,750
$30,939
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$177,950	Loan To ARV	68.2%
Purchase Date	04/28/2017	Loan To Total Project Cost	85.4%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)



Loan To ARV Score 4 10
Quality of Valuation Report 4 4
Skin-in-the-Game 2 10
Location 4 8
Borrower Experience 3 5
Borrower Commitment 1 1

VALUATION REPORTS

As Complete (ARV)
$265,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



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4389 Lucas Avenue
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Address: 4389 LUCAS AVENUE, LAS VEGAS, NV 89120

The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower intends to sell the property to repay our loan.

Click here to view the LRO Agreement

PROPERTY PHOTOS



04 08 2017 07 08

MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- The Borrower was advanced the money it needed to purchase this property on April 28, 2017 by Groundfloor Finance Inc. ("Groundfloor") or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property. If this offering is fully subscribed, the property will be assigned to Groundfloor Real Estate 1, LLC ("GRE 1," the "Company," "we," "us," or "our") and Groundfloor (as GRE 1's agent) will continue to administer and service the loan as further described in the Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- Please consult the Offering Circular. for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- We generally charge borrowers an origination fee (which typically ranges between 2% and 6% of the principal loan amount) and a servicing fee (which typically ranges between 0.5% and 2%) for our services.
- We do not take a "spread" on any part of the interest payments.
- Borrowers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, we will charge a penalty of up to 2% for any extension made to the Borrower. See "Fees and Related Expenses" in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No.1 to the Groundfloor Real Estate 1, LLC Offering Circular dated April 14, 2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWER'S REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

MCCANDLESS SERVICE COMPANY INC.

DATE OF FORMATION ★
08/11/2014

FINANCIAL DATA
Reporting date: 03/31/17

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$0	$0	0	0

PROJECTS / REVENUE
Reporting period: 2016

Completed Projects	Revenue	Gross Margin %
1	$481.9K	22.49%

PRINCIPAL
Tonia McCandless

FOCUS
Fix & Flip

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
0	0	N/A

HISTORICAL AVERAGES
Reporting period: three years ending 2016

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
1	$176K	5 months	$130K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PROJECT SUMMARY | 1200 AMHERST AVENUE, FREDERICKSBURG, VA 22405

C



Rate	Projected Term	Loan to ARV	Loan Amount	Investors
10%	6 months	70.4%	$182,930	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Acquisition & Renovation	First Lien	$182,930	Balloon payment - principal and interest returned on repayment / due at maturity.

Click here to view the LRO Agreement

BORROWER

Property Capital Investments, LLC
Hunter Scott - principal

FINANCIAL OVERVIEW



After Repair Value (ARV)
$260,000
$45,070
Total Project Costs
$214,930
GROUNDFLOOR
$182,930
$32,000
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$185,000	Loan To ARV	70.4%
Purchase Date	04/21/2017	Loan To Total Project Cost	85.1%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)

Factor	Score	Max
Loan To ARV Score	4	10
Quality of Valuation Report	4	4
Skin-in-the-Game	2	10
Location	4	8
Borrower Experience	5	5
Borrower Commitment	1	1

VALUATION REPORTS

As Complete (ARV)
$260,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



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Bel Air
Amherst Ave
1200 Amherst Avenue
Ficklen Rd
Jordan Ln
Eastern View
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Address: 1200 AMHERST AVENUE, FREDERICKSBURG, VA 22405

The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower intends to sell the property to repay our loan.

Click here to view the LRO Agreement

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- The Borrower was advanced the money it needed to purchase this property on April 21, 2017 by Groundfloor Finance Inc. ("Groundfloor") or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property. If this offering is fully subscribed, the property will be assigned to Groundfloor Real Estate 1, LLC ("GRE 1," the "Company," "we," "us," or "our") and Groundfloor (as GRE 1's agent) will continue to administer and service the loan as further described in the Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- The Borrower has not undertaken any projects since its inception. As such, the Borrower does not have any Financial Data or Projects/Revenue to report for the applicable reporting periods.
- Please consult the Offering Circular. for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- We generally charge borrowers an origination fee (which typically ranges between 2% and 6% of the principal loan amount) and a servicing fee (which typically ranges between 0.5% and 2%) for our services.
- We do not take a "spread" on any part of the interest payments.
- Borrowers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, we will charge a penalty of up to 2% for any extension made to the Borrower. See "Fees and Related Expenses" in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No.1 to the Groundfloor Real Estate 1, LLC Offering Circular dated April 14, 2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWER'S REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

PROPERTY CAPITAL INVESTMENTS, LLC

DATE OF FORMATION ★
05/21/2016

FINANCIAL DATA
Reporting date: 03/31/17

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$0	$0	0	0

PROJECTS / REVENUE
Reporting period: 2016

Completed Projects	Revenue	Gross Margin %
0	$0	N/A

PRINCIPAL
Hunter Scott

FOCUS
Fix & Flip

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
0	0	N/A

HISTORICAL AVERAGES
Reporting period: three years ending 2016

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
12	$350K	4 months	$275K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PROJECT SUMMARY | 3095 SEMMES STREET, EAST POINT, GA 30344

C



Rate	Projected Term	Loan to ARV	Loan Amount	Investors
11%	12 months	70.0%	$185,570	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Acquisition & Renovation	First Lien	$185,570	Balloon payment - principal and interest returned on repayment / due at maturity.

BORROWER

Mymixtapevote, LLC
Amaricko McKenzie - principal

Click here to view the LRO Agreement

FINANCIAL OVERVIEW



After Repair Value (ARV)
$265,000
$54,430
Total Project Costs
$210,570
GROUNDFLOOR
$185,570
$25,000
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$85,000	Loan To ARV	70.0%
Purchase Date	04/20/2017	Loan To Total Project Cost	88.1%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)

Factor	Score	Max
Loan To ARV Score	4	10
Quality of Valuation Report	4	4
Skin-in-the-Game	2	10
Location	4	8
Borrower Experience	5	5
Borrower Commitment	1	1

VALUATION REPORTS

As Complete (ARV)
$265,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



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W Taylor Ave
3095 Semmes Street
Morris Ave
Farris Ave
Dunlap Ave
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Address: 3095 SEMMES STREET, EAST POINT, GA 30344

The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower intends to sell the property to repay our loan.

Click here to view the LRO Agreement

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- The Borrower was advanced the money it needed to purchase this property on April 20, 2017 by Groundfloor Finance Inc. ("Groundfloor") or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property. If this offering is fully subscribed, the property will be assigned to Groundfloor Real Estate 1, LLC ("GRE 1," the "Company," "we," "us," or "our") and Groundfloor (as GRE 1's agent) will continue to administer and service the loan as further described in the Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- Please consult the Offering Circular. for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- We generally charge borrowers an origination fee (which typically ranges between 2% and 6% of the principal loan amount) and a servicing fee (which typically ranges between 0.5% and 2%) for our services.
- We do not take a "spread" on any part of the interest payments.
- Borrowers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, we will charge a penalty of up to 2% for any extension made to the Borrower. See "Fees and Related Expenses" in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No.1 to the Groundfloor Real Estate 1, LLC Offering Circular dated April 14, 2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWER'S REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

MYMIXTAPEVOTE, LLC

DATE OF FORMATION ★
01/24/2015

FINANCIAL DATA
Reporting date: 03/31/17

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$0	$0	0	0

PROJECTS / REVENUE
Reporting period: 2016

Completed Projects	Revenue	Gross Margin %
2	$390K	27.17%

PRINCIPAL
Amaricko McKenzie

FOCUS
Fix & Flip

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
0	0	N/A

HISTORICAL AVERAGES
Reporting period: three years ending 2016

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
2	$180K	6 months	$131K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PROJECT SUMMARY | 7391 GOODNER MOUNTAIN ROAD, PINSON, AL 35126

B



BORROWER

All Star Investment Properties, LLC
Shannon McCord - principal

Rate	Projected Term	Loan to ARV	Loan Amount	Investors
8.5%	12 months	44.1%	$220,520	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Renovation	First Lien	$220,520	Balloon payment - principal and interest returned on repayment / due at maturity.

Click here to view the LRO Agreement

FINANCIAL OVERVIEW



After Repair Value (ARV)
$500,000
$244,480
Total Project Costs
$255,520
GROUNDFLOOR
$220,520
$35,000
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$100,000	Loan To ARV	44.1%
Purchase Date	02/24/2017	Loan To Total Project Cost	86.3%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)

Factor	Score	Max
Loan To ARV Score	6	10
Quality of Valuation Report	4	4
Skin-in-the-Game	2	10
Location	4	8
Borrower Experience	5	5
Borrower Commitment	1	1

VALUATION REPORTS

As Complete (ARV)
$500,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



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Goodner Mountain Rd
7391 Goodner Mountain Road
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Address: 7391 GOODNER MOUNTAIN ROAD, PINSON, AL 35126

The Borrower intends to use the loan proceeds to complete a renovation to the property. Upon completion, the Borrower intends to sell the property to repay our loan.

Click here to view the LRO Agreement

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- The Borrower was advanced the money it needed to begin renovation of this property on April 5, 2017 by Groundfloor Finance Inc. ("Groundfloor") or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property. If this offering is fully subscribed, the property will be assigned to Groundfloor Real Estate 1, LLC ("GRE 1," the "Company," "we," "us," or "our") and Groundfloor (as GRE 1's agent) will continue to administer and service the loan as further described in the Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- The property was purchased for $100,000 . The Borrower intends to use $65,000 of the proceeds from our loan to offset that amount of the purchase price of the property. Therefore, the Borrower is only receiving a "Skin-in-the-Game" score for the remaining $35,000 that is tied up in the project after completion of our loan.
- Please consult the Offering Circular. for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- We generally charge borrowers an origination fee (which typically ranges between 2% and 6% of the principal loan amount) and a servicing fee (which typically ranges between 0.5% and 2%) for our services.
- We do not take a "spread" on any part of the interest payments.
- Borrowers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, we will charge a penalty of up to 2% for any extension made to the Borrower. See "Fees and Related Expenses" in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No.1 to the Groundfloor Real Estate 1, LLC Offering Circular dated April 14, 2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWER'S REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

ALL STAR INVESTMENT PROPERTIES, LLC

DATE OF FORMATION ★
01/03/2013

FINANCIAL DATA
Reporting date: 03/31/17

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$100K	$0	0	0

PROJECTS / REVENUE
Reporting period: 2016

Completed Projects	Revenue	Gross Margin %
25	$1.9M	20.0%

PRINCIPAL

Shannon McCord

FOCUS
Fix & Flip

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
0	0	N/A

HISTORICAL AVERAGES
Reporting period: three years ending 2016

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
15	$125K	3 months	$95K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PROJECT SUMMARY | 1501 JONES AVENUE NORTHEAST, RENTON, WA 98056

B



BORROWER

Radiant Homes, LLC
Nghi Le - principal

Rate	Projected Term	Loan to ARV	Loan Amount	Investors
8.5%	12 months	45.2%	$284,750	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Renovation	First Lien	$284,750	Balloon payment - principal and interest returned on repayment / due at maturity.

Click here to view the LRO Agreement

FINANCIAL OVERVIEW



After Repair Value (ARV)
$630,601
$152,482
Total Project Costs
$478,119
GROUNDFLOOR
$284,750
$193,369
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$242,500	Loan To ARV	45.2%
Purchase Date	06/05/2015	Loan To Total Project Cost	59.6%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)

Factor	Score	Max
Loan To ARV Score	6	10
Quality of Valuation Report	4	4
Skin-in-the-Game	7	10
Location	4	8
Borrower Experience	3	5
Borrower Commitment	1	1

VALUATION REPORTS

As Complete (ARV)
$630,601

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



View larger map
Beach Park
405
1501 Jones Avenue Northeast
NE 14th St
Jones Ave NE
Aberdeen Ave NE
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Address: 1501 JONES AVENUE NORTHEAST, RENTON, WA 98056

The Borrower intends to use the loan proceeds to complete a renovation to the property. Upon completion, the Borrower intends to sell the property to repay our loan.

Click here to view the LRO Agreement

PROPERTY PHOTOS



03/28/2017

MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- The Borrower was advanced the money it needed to begin renovation of this property on April 21, 2017 by Groundfloor Finance Inc. ("Groundfloor") or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property. If this offering is fully subscribed, the property will be assigned to Groundfloor Real Estate 1, LLC ("GRE 1," the "Company," "we," "us," or "our") and Groundfloor (as GRE 1's agent) will continue to administer and service the loan as further described in the Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- The property was purchased for $242,500. The Borrower has already completed $225,869 worth of work. The Borrower intends to use $275,000 of the proceeds from our loan to offset that amount of the property value. Therefore, the Borrower is only receiving a "Skin-in-the-Game" score for the remaining $193,369 that is tied up in the project after completion of our loan.
- Please consult the Offering Circular. for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- We generally charge borrowers an origination fee (which typically ranges between 2% and 6% of the principal loan amount) and a servicing fee (which typically ranges between 0.5% and 2%) for our services.
- We do not take a "spread" on any part of the interest payments.
- Borrowers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, we will charge a penalty of up to 2% for any extension made to the Borrower. See "Fees and Related Expenses" in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No.1 to the Groundfloor Real Estate 1, LLC Offering Circular dated April 14, 2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWER'S REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

RADIANT HOMES, LLC

DATE OF FORMATION ★
03/10/2015

FINANCIAL DATA
Reporting date: 03/31/17

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$242.5K	$0	0	0

PROJECTS / REVENUE
Reporting period: 2016

Completed Projects	Revenue	Gross Margin %
8	$2.9M	23.38%

PRINCIPAL
Nghi Le

FOCUS
Fix & Flip

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
0	0	N/A

HISTORICAL AVERAGES
Reporting period: three years ending 2016

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
10	$487.3K	12 months	$373.4K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PROJECT SUMMARY | 1241 ANNAPOLIS WAY, GRAYSON, GA 30017

B



Rate	Projected Term	Loan to ARV	Loan Amount	Investors
8.5%	12 months	64.9%	$303,210	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Acquisition & Renovation	First Lien	$303,210	Balloon payment - principal and interest returned on repayment / due at maturity.

BORROWER

Singh Acquisitions, LLC
Navneet Narula - principal

Click here to view the LRO Agreement

FINANCIAL OVERVIEW



After Repair Value (ARV)
$467,500
$74,288
Total Project Costs
$393,212
GROUNDFLOOR
$303,210
$90,002
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$260,586	Loan To ARV	64.9%
Purchase Date	03/31/2017	Loan To Total Project Cost	77.1%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)

Factor	Score	Max
Loan To ARV Score	4	10
Quality of Valuation Report	4	4
Skin-in-the-Game	3	10
Location	4	8
Borrower Experience	5	5
Borrower Commitment	1	1

VALUATION REPORTS

As Complete (ARV)
$467,500

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



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1241 Annapolis Way
Google
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Address: 1241 ANNAPOLIS WAY, GRAYSON, GA 30017

The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower intends to sell the property to repay our loan.

Click here to view the LRO Agreement

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- The Borrower was advanced the money it needed to purchase this property on March 31, 2017 by Groundfloor Finance Inc. ("Groundfloor") or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property. If this offering is fully subscribed, the property will be assigned to Groundfloor Real Estate 1, LLC ("GRE 1," the "Company," "we," "us," or "our") and Groundfloor (as GRE 1's agent) will continue to administer and service the loan as further described in the Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- Please consult the Offering Circular. for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- We generally charge borrowers an origination fee (which typically ranges between 2% and 6% of the principal loan amount) and a servicing fee (which typically ranges between 0.5% and 2%) for our services.
- We do not take a "spread" on any part of the interest payments.
- Borrowers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, we will charge a penalty of up to 2% for any extension made to the Borrower. See "Fees and Related Expenses" in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No.1 to the Groundfloor Real Estate 1, LLC Offering Circular dated April 14, 2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWER'S REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

SINGH ACQUISITIONS, LLC

DATE OF FORMATION ★
02/08/2017

FINANCIAL DATA
Reporting date: 03/31/17

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$1.5M	$375K	2	0

PROJECTS / REVENUE
Reporting period: 2016

Completed Projects	Revenue	Gross Margin %
5	$1.2M	36.67%

PRINCIPAL
Navneet Narula

FOCUS
Fix & Flip

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
0	0	N/A

HISTORICAL AVERAGES
Reporting period: three years ending 2016

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
5	$550K	5 months	$375K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PROJECT SUMMARY | 2612 LAFAYETTE AVENUE, WINTER PARK, FL 32789 B Rate Projected Term Loan to ARV Loan Amount Investors 8.5% 12 months 56.7% $327,230 0 Purpose Loan Position Total Loan Amount Repayment Terms Acquisition & Renovation First Lien $327,230 Balloon payment - principal and interest returned on repayment / due at maturity. BORROWER AAA Professional Service LLC Andres Guerra - principal Click here to view the LRO Agreement FINANCIAL OVERVIEW After Repair Value (ARV) $577,500 $214,970 Total Project Costs $362,530 GROUNDFLOOR $327,230 $35,300 0% Skin-in-the-Game First Lien Loan Cushion Purchase Price $175,000 Loan To ARV 56.7% Purchase Date 04/28/2017 Loan To Total Project Cost 90.3% GRADE FACTORS The following factors determine in part how the loan was graded: (in descending order of importance) Loan To ARV Score 5 10 Quality of Valuation Report 4 4 Skin-in-the-Game 2 10 Location 4 8 Borrower Experience 5 5 Borrower Commitment 1 1 VALUATION REPORTS As Complete (ARV) $577,500 Certified Independent Appraisal Broker’s Price Opinion Borrower Provided Appraisal Borrower Provided Comps PROPERTY DESCRIPTION Address: 2612 LAFAYETTE AVENUE, WINTER PARK, FL 32789 The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower intends to sell the property to repay our loan. Click here to view the LRO Agreement PROPERTY PHOTOS MISCELLANEOUS PROJECT SPECIFIC RISK FACTORS The Borrower was advanced the money it needed to purchase this property on April 21, 2017 by Groundfloor Finance Inc. (“Groundfloor”) or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property. If this offering is fully subscribed, the property will be assigned to Groundfloor Real Estate 1, LLC (“GRE 1,” the “Company,” “we,” “us,” or “our”) and Groundfloor (as GRE 1’s agent) will continue to administer and service the loan as further described in the Offering Circular. The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues. The renovation will require permitting, and permits may not be obtained on time or may be denied. The Borrower is a new entity and does not have assets or operating history. Please consult the Offering Circular. for further discussion of general risk factors. CLOSING CONDITIONS Loan is conditioned upon a clean title search and valid title insurance at the time of close. DEVELOPER FEES We generally charge borrowers an origination fee (which typically ranges between 2% and 6% of the principal loan amount) and a servicing fee (which typically ranges between 0.5% and 2%) for our services. We do not take a “spread” on any part of the interest payments. Borrowers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500. Unless otherwise limited by applicable law, we will charge a penalty of up to 2% for any extension made to the Borrower. See “Fees and Related Expenses” in the Offering Circular. SEC FILING INFORMATION The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 1 to the Groundfloor Real Estate 1, LLC Offering Circular dated April 14, 2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform. BORROWER SUMMARY UNLESS NOTED WITH A*, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWER’S REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE. AAA PROFESSIONAL SERVICES LLC DATE OF FORMATION* 12/22/2016 FINANCIAL DATA PROJECTS / REVENUE Reporting date: 03/31/17 Reporting period: 2016 Value of Properties Total Debt Completed Projects Revenue $0 $0 0 $0 Unsold Inventory Aged Inventory Gross Margin% 0 0 N/A PRINCIPAL Andres Guerra FOCUS Fix & Flip GROUNDFLOOR HISTORY * HISTORICAL AVERAGES Reporting period: three years ending 2016 Loans Funded Loans Repaid Completed Projects Per Year Average Project Revenue 0 0 9 $200K On Time Repayment Average Project Time Average Total Project Costs N/A 5 months $140K THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PS-24

PART III — EXHIBITS

Exhibit Index

			Incorporated by Reference
Exhibit Number	Exhibit Description (hyperlink)	Filed Herewith	Form	File No.	Exhibit	Filing Date

2.1	Groundfloor Real Estate 1, LLC Articles of Organization		1-A	024-10671	2.1	January 25, 2017

2.2	Groundfloor Real Estate 1, LLC Operating Agreement		1-A	024-10671	2.2	January 25, 2017

3.1	Form of Investor Agreement		1-A/A	024-10671	3.1	April 14, 2017

4.1	Standard Form of LRO Agreement		1-A/A	024-10671	4.1	April 14, 2017

6.1	Form of Loan Agreement		1-A/A	024-10671	6.1	April 14, 2017

6.2	Form of Promissory Note		1-A/A	024-10671	6.2	April 14, 2017

10.1	Power of attorney		1-A	024-10671	10.1	January 25, 2017

11.1	Consent of Hughes Pitman & Gupton, LLP		1-A/A	024-10671	11.1	April 14, 2017

11.2	Consent of Robbins Ross Alloy Belinfante Littlefield LLC (included as part of Exhibit 12.1)	X

12.1	Opinion of Robbins Ross Alloy Belinfante Littlefield LLC	X

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on May 12, 2017.

GROUNDFLOOR REAL ESTATE 1, LLC

By:	Groundfloor Finance Inc., its Manager

By:	/s/ Nick Bhargava
Name:	Nick Bhargava
Title:	Executive Vice President, Secretary and Acting Chief Financial Officer

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President, Chief Executive Officer of Groundfloor Finance Inc. (Principal Executive Officer)	May 12, 2017
Brian Dally

/s/ Nick Bhargava	Executive Vice President, Secretary, and Acting Chief Financial Officer of Groundfloor Finance Inc. (Principal Financial Officer and Principal Accounting Officer)	May 12, 2017
Nick Bhargava

*By:	/s/ Nick Bhargava
Nick Bhargava
Attorney-in-fact